                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MARINE MANAGEMENT SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:........
     2)  Aggregate number of securities to which transaction applies:...........
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):............
     4)  Proposed maximum aggregate value of transaction:.......................
     5)  Total fee paid:........................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No:
     3)  Filing Party:
     4)  Date Filed:

                         MARINE MANAGEMENT SYSTEMS, INC.
                                 470 WEST AVENUE
                           STAMFORD, CONNECTICUT 06902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 1998

To Our Stockholders:

         The 1998 Annual Meeting of Stockholders of Marine Management Systems, Inc. (the "Company") will be held at the offices of the Company, 470 West Avenue, Stamford, Connecticut 06902 on Tuesday, July 7, 1998 at 11:00 a.m. (local time) for the following purposes:

1.       To elect the Board of Directors;

2. To approve the sale by the Company of $2 million in senior convertible notes convertible into 2,000,000 shares of the Company's Common Stock;

3. To approve the adoption of an Amended and Restated Certificate of Incorporation, which amends the Company's existing Amended and Restated Certificate of Incorporation, as amended, to:

         (a) increase the number of authorized shares of Common Stock from 9,000,000 shares to 25,000,000 shares;

         (b)      create and authorize the issuance of Series A Preferred Stock;
                  and

         (c) empower the Board of Directors to confer the rights of stockholders upon the holders of any bonds, notes, debentures or other obligations of the Company;

4. To approve an amendment to the Company's 1996 Key Employees' Stock Plan to increase the number of shares issuable under the plan to 450,000 shares;

5. To ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on June 1, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                    By order of the Board of Directors,

                                    Robert D. Ohmes
                                    Secretary

Dated: June 15, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                         MARINE MANAGEMENT SYSTEMS, INC.
                                 470 WEST AVENUE
                           STAMFORD, CONNECTICUT 06902

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 1998

         This Proxy Statement is being furnished to the stockholders of Marine Management Systems, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on July 7, 1998, and any adjournments or postponements thereof (the "1998 Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 1997 Annual Report to Stockholders are first being mailed or given to stockholders on or about June 15, 1998.

                                     PROXIES

         A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to the Company another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 1998 Annual Meeting. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named herein and in favor of the other proposals set forth in the Notice of Annual Meeting.

                                VOTING SECURITIES

         The record date for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting was the close of business on June 1, 1998 (the "Record Date"). On the Record Date, there were 4,421,120 shares of Common Stock, the Company's only voting securities, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to be voted at the 1998 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 1998 Annual Meeting for purposes of determining whether a quorum has been achieved. Votes will be tabulated at the 1998 Annual Meeting by one or more inspectors of election appointed by the Board of Directors.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company; (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table on page 7; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

       NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 SHARES BENEFICIALLY OWNED        PERCENT OF CLASS
       ----------------------------------------                 -------------------------        ----------------
       Eugene D. Story.............................                     887,883(2)                    20.0%
       Wechsler & Co., Inc.........................                     700,000(3)                    13.7%
          105 South Bedford Road
          Suite 310
          Mount Kisco, NY 10549
       Sperry Marine Inc...........................                     625,000(4)                    13.2%
          1070 Seminole Trail
          Charlottesville, VA  22901
       Robert D. Ohmes.............................                     492,649(5)                    11.1%
       Scott R. Ohmes..............................                     313,830(6)                     7.0%
          41 Briar Oak Drive
          Weston, CT  06883
       Connecticut Innovations, Inc................                     277,777                        6.3%
          999 West Street
          Rocky Hill, CT  06067
       COMSAT Mobile Investments, Inc..............                     265,537                        6.0%
          6560 Rock Spring Drive
          Bethesda, MD  20817
       Lyman C. Hamilton, Jr.......................                      72,074                        1.6%
       Michael P. Barney...........................                      18,518(7)                     *
       Arie Slot...................................                           -                        -
       Donald R. Yearwood..........................                           -                        -
       Alan K. Greene..............................                           -                        -
       All directors and executive officers as a
       group (10 persons)..........................                   1,589,512(8)                    35.4%

------------

*        Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 470 West Avenue, Stamford, CT 06902.

(2) Includes 19,259 shares issuable upon the exercise of currently exercisable warrants.

(3) Consists of 700,000 shares issuable upon the conversion of a convertible note.

(4) Includes 325,000 shares issuable upon the exercise of currently exercisable warrants.

(5) Includes 3,703 shares owned by Evelyn Ohmes, Robert D. Ohmes' wife, and 19,259 shares issuable upon the exercise of currently exercisable warrants. Mr. Ohmes disclaims beneficial ownership of the shares owned by his wife.

(6) Includes 37,037 shares issuable upon the exercise of currently exercisable warrants.

(7) Consists of 18,518 shares issuable upon the exercise of currently exercisable warrants.

(8) Includes 67,406 shares issuable to executive officers upon the exercise of currently exercisable warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1997, all such reports were timely filed.

                            1. ELECTION OF DIRECTORS

         The Board of Directors has nominated each of the nominees set forth below as a director of the Company to serve until the next annual meeting of the stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each nominee is currently a director of the Company. All of the nominees have indicated a willingness to serve as directors, but if for any reason any nominee should be unavailable to serve as a director at the time of the 1998 Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead.

         If a quorum of the holders of Common Stock is present at the 1998 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of such quorum but will not be included in determining whether nominees have received the vote of such plurality.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR SUCH NOMINEES.

         The following sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

         EUGENE D. STORY, age 70, a founder of the Company, has served as Chairman of the Board of Directors of the Company since December 1997 and as a director since 1969. From 1970 to December 1997, Mr. Story served as President and Chief Executive Officer of the Company. Mr. Story has over 40 years of experience in the shipping business. His past positions include Manager of Project Development and Design in the Marine Transportation Department for Mobil Oil Corporation, President of Stal-Laval Turbine Company, Supervisor of Marine Construction for California-Texas Oil Corporation and Naval Architect at Gibbs and Cox, Inc.

         MICHAEL P. BARNEY, age 45, has served as President and Chief Executive Officer of the Company since December 1997 and as a director since May 1996. From May to December 1997, Mr. Barney served as Chief Operating Officer of the Company. From December 1996 to May 1997, Mr. Barney was Vice President - Corporate Development and Marketing of the Company, and from July 1995 through November 1996, he served as Vice President - Corporate Development. From March 1990 to May 1995, Mr. Barney was General Manager of Administration at Seer Technologies, Inc., a high technology software/consulting firm. From June 1986 to February 1990, Mr. Barney was Vice President of Information Services as First Boston Corporation.

         ROBERT D. OHMES, age 62, a founder of the Company, has served as Executive Vice President and Chief Financial Officer of the Company since 1974 and as a director since 1969. His past positions have included Vice President of W.R. Grace, Director of Business Development of Olin Corporation, Director of Investment Analysis at ITT Corporation and attorney for the marine law division of Mobil Oil Corporation.

         LYMAN C. HAMILTON, JR., age 71, has served as a director of the Company since January 1990. Mr. Hamilton is currently an investment manager. From October 1994 to May 1995, he served as Chief Executive Officer of InterDigital Communications Corporation, a specialized communications corporation. Previously, he served as Chairman of Alpine PolyVision, Inc., a flat panel display manufacturer, during 1993, and as President and Chief Executive Officer from January 1991 to December 1992. He was Chairman and President of Imperial Corporation of America, a financial services company, from July 1989 to February 1990, and Chairman and President of Tamco Enterprises, Inc., a private investment company, from November 1979 to January 1989. Mr. Hamilton was employed by ITT Corporation from 1962 until 1979 in a number of executive positions, including as President and Chief Operating Officer during 1977 and as President and Chief Executive Officer from 1978 until 1979. Mr. Hamilton is also a director of ScanOptics, Inc.

         DONALD R. YEARWOOD, age 59, has served as a director of the Company since January 1998. Mr Yearwood has been a principal in Sanborn Yearwood & Associates, a provider of management, advisory and implementation services in the trade, transportation and insurance industries, since June 1996, and the Chairman of Shoreline Mutual (Bermuda), a mutual insurance company, since its inception in May 1995. From June 1992 to December 1996, Mr. Yearwood was Chairman and Chief Executive Officer of Attransco, Inc., a tanker and dry bulk shipping company, and served as Senior Vice President of American Trading and Production Corp., an oil and gas producer, from May 1989 to May 1992. Previously, he held various management or engineering positions with the American Trading Group of Companies, Inter-Maritime Management, the McMullen Group of Companies and M. Rosenblatt & Son, Inc.

         ALAN K. GREENE, age 58, has served as a director of the Company since February 1998. Mr. Greene retired from the Corporate Finance Group of Price Waterhouse LLP as a Partner in 1995 after serving his professional career with Price Waterhouse LLP in various high level positions including Corporate Finance Beratung GmbH, National Director Tax Services-Mergers and Acquisitions and others. Mr. Greene currently serves on the boards of directors of Connecticut Innovations, Inc. ("CII"), the Eli Whitney Investment Advisory Committee and Science Park Development Corporation, and on the advisory boards of the Mezzanine Capital Advisory Board of the Connecticut Development Authority and the Eli Whitney Investment Advisory Committee of CII, and serves as Chairman of Connecticut's Technology Advisory Board Finance Committee.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

         The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

         The Audit Committee is currently comprised of Lyman Hamilton (Chairman), Alan Greene and Donald Yearwood. During 1997, the Audit Committee consisted of Lyman Hamilton (Chairman), Donald Forster and Michael Hughes. The Audit Committee oversees the Company's system of internal accounting controls, recommends to the Board of Directors and the stockholders the appointment of a firm of independent certified public accountants to conduct the annual audit of the Company's financial statements, reviews the scope of the audit, reviews reports from the independent certified public accountants, and makes such recommendations to the Board of Directors in connection with the annual audit as it deems appropriate. The Audit Committee met once during 1997.

         The Compensation Committee is currently comprised of Alan Greene (Chairman), Lyman Hamilton and Donald Yearwood. During 1997, the Compensation Committee consisted of Donald Forster (Chairman), Lyman Hamilton and Michael Hughes. The Compensation Committee reviews the compensation of officers of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the 1996 Key Employees' Stock Plan, including recommending the grant of stock options thereunder. The Compensation Committee met once during 1997.

         The Board of Directors held seven meetings during 1997. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

DIRECTOR COMPENSATION

         The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors and any committee thereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth certain information regarding the compensation paid by the Company for the years ended December 31, 1997, 1996 and 1995 to each of the Company's executive officers whose total salary and bonus exceeded $100,000 in 1997 (together, the "Named Executive Officers") for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                 ------------
                                                ANNUAL COMPENSATION               SECURITIES    ALL OTHER
                                         ----------------------------------       UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION              YEAR       SALARY ($)    BONUS ($)       OPTIONS (#)  SATION ($)(1)
---------------------------              ----       ----------    ---------      ------------  -------------
Eugene D. Story                          1997       116,972            --            --         2,729
Chairman of the Board                    1996       107,000            --            --         3,415
Former President and Chief               1995        96,000            --            --         3,080
Executive Officer

Michael P. Barney                        1997        97,824            --        25,000         2,257
President and Chief Executive            1996        89,167            --            --         3,121
Officer                                  1995        43,333            --            --            --

Robert D. Ohmes                          1997       116,972            --            --         2,729
Executive Vice President, Chief          1996       107,000            --            --         3,415
Financial Officer and Secretary          1995        96,000            --            --         3,020

Arie Slot (2)                            1997        95,517        51,040        15,000            --
Vice President - Sales                   1996            --            --            --            --
                                         1995            --            --            --            --

------------------

(1)      Represents the Company's contribution under the Company's 401(k) plan.

(2)      Mr. Slot joined the Company in January 1997.

OPTION GRANTS

         The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                 --------------------------------------------------
                                NUMBER OF     % OF TOTAL
                                SECURITIES     OPTIONS
                                UNDERLYING    GRANTED TO     EXERCISE
                                 OPTIONS      EMPLOYEES       PRICE        EXPIRATION
         NAME                  GRANTED(#)(1)   IN 1997        ($/SH)          DATE
--------------------           ------------   ----------     --------       --------
Eugene D. Story                       --            --             --            --
Michael P. Barney                 25,000          17.3%          2.35        9/9/07
Robert D. Ohmes                       --            --             --            --
Arie Slot                         15,000          10.4%          4.31       5/20/07


------------------

(1) Options granted vest 25% per year on each of the first four anniversary dates of the grant date.

STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning option holdings as of December 31, 1997 with respect to the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                          SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED                         OPTIONS AT FY-END (#)                 AT FY-END ($)
                            ON           VALUE         ----------------------------     -----------------------------
        NAME            EXERCISE(#)    REALIZED($)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------    -----------    -----------     -----------    -------------     -----------     -------------
Eugene D. Story                -              -                -              -                  -               -
Michael P. Barney              -              -                0         25,000                  0               0
Robert D. Ohmes                -              -                -              -                  -               -
Arie Slot                      -              -                0         15,000                  0               0

MANAGEMENT WARRANTS

         In April and June 1996, the Company issued to certain executive officers of the Company and their affiliates warrants to purchase an aggregate of 222,219 shares of Common Stock at a purchase price of $3.38 per share (the "Management Warrants"). The Management Warrants are exercisable for a ten-year period commencing on the date of grant. The following table sets forth certain information regarding the Management Warrants issued in April and June 1996.

                                       NUMBER OF SHARES
NAME                                  UNDERLYING WARRANTS              EXPIRATION DATE
----                                  -------------------              ---------------
Eugene D. Story                              19,259                         6/3/06
Michael P. Barney                            18,518                         4/1/06
Robert D. Ohmes                              19,259                         6/3/06
Donald F. Logan                              10,370                         6/3/06
Mark E. Story                                92,592                         4/1/06
Mark E. Story                                 6,666                         6/3/06
Robert F. Ohmes(1)                           18,518                         4/1/06
Scott R. Ohmes (1)                           37,037                         4/1/06

------------------

(1)      Robert F. Ohmes and Scott R. Ohmes are the sons of Robert D. Ohmes.

EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements, effective May 1, 1997, with each of Eugene D. Story, Robert D. Ohmes and Michael P. Barney. The agreements provide for an annual base of salary of $130,000 in the case of Messrs. Story and Ohmes and $105,000 in the case of Mr. Barney, subject to salary increases on an annual basis equal to the percentage increase, if any, in the consumer price index for the Metropolitan New York area, and bonus as may be determined by the Compensation Committee of the Board of Directors from time to time, such bonus not to exceed 50% of the annual base salary then in effect. The agreements expire on the earliest to occur of (i) May 1, 1999, (ii) the death of the employee, and (iii) the termination of the employee for incapacity, upon written notice from the Company and according to specified conditions, and are subject to automatic renewal on an annual basis unless either party gives 90 days prior notice of termination with respect to any renewal. Under the terms of the agreements, if the Company terminates the agreements at the end of any term or terminates the employee for incapacity, the employee shall be entitled to receive his annual base salary then in effect for a period of nine months after termination in the case of Messrs. Story and Ohmes and for a period of six months after termination in the case of Mr. Barney. The agreements restrict each employee from competing with the Company during their term of the agreement and for a period of one year following any termination of the agreement; provided that if the agreements are terminated for any reason other than for cause, the Company shall pay to each employee 60% of his annual base salary then in effect for a period of two years following the termination in consideration of such agreement not to compete. In the event the Company should seek to enforce such non- competition provisions in court, a state court, may, in exercising its discretionary authority, determine not to enforce, or to limit enforcement of, such provisions against an employee.

         On July 31, 1997, the Company entered into an employment agreement with Mr. Arie Slot, Vice President Sales. The agreement provides for an annual salary base of $100,000 subject to salary increases on an annual basis equal to the percentage increase, if any, in the consumer price index for the Metropolitan New York area, and quarterly performance bonuses that are negotiated between the Company and Mr. Slot each year, but in 1997 were based on a percentage of the quarterly software sales targets for 1997. The agreement expires on the earliest to occur of (i) July 31, 1998, ( ii ) the death of the employee, ( iii ) the termination of the employee for incapacity according to certain conditions, and
(iv) the termination of the employee for cause, and is subject to automatic renewal on an annual basis unless either party, commencing thirty days prior to the anniversary of the effective date of the agreement, shall give the other party prior written notice of its intention to terminate the agreement on a specified date at least thirty days from the date of such notice. Under the terms of the agreement, if the Company terminates the agreement at the end of any term or terminates Mr. Slot for incapacity, the Company shall continue to pay to Mr. Slot his annual base salary for six months after the effective date of such termination.

                              CERTAIN TRANSACTIONS

         On October 17, 1988, Christopher Story, the brother of Eugene D. Story, then the President, Chief Executive Officer and a director of the Company and currently the Chairman of the Board of the Company, loaned the Company $25,000 in exchange for a convertible subordinated note of the Company bearing interest at 1% over prime and convertible into 10,018 shares of Common Stock. On June 30, 1996, Christopher Story exercised his right to convert such note into 10,018 shares of Common Stock.

         On July 1, 1994, Eugene D. Story loaned the Company $300,000 and Robert
D. Ohmes, the Executive Vice President, Chief Financial Officer and a director of the Company, loaned the Company $200,000. In exchange, the Company issued to Eugene D. Story and Robert D. Ohmes notes bearing interest at 2% over prime. These notes were subordinated to other indebtedness of the Company existing at the time of the loans.

         On July 28, 1994, Scott R. Ohmes, son of Robert D. Ohmes, loaned the Company $70,000 in exchange for a ten-year convertible subordinated debenture bearing interest at 8% and convertible into 259,259 shares of Common Stock. On June 30, 1996, Scott Ohmes converted the subordinated note into 259,259 shares of Common Stock. Over the period from November 1994 through December 1995, Scott Ohmes made loans to the Company totaling $150,000, which the Company agreed to repay with interest accruing at approximately 12%. On June 1, 1996, Scott Ohmes exchanged the $150,000 of loans for 44,444 shares of Common Stock.

         On January 3, 1995, Lyman C. Hamilton, Jr., a director of the Company, exchanged two existing convertible subordinated notes in the amount of $50,000 (dated October 31, 1988) and $12,500 (dated April 1, 1989), including accrued interest thereon, for a new convertible subordinated note bearing interest at 10% and convertible into 62,074 shares of Common Stock. On June 30, 1996, Mr. Hamilton exercised his right to convert such note.

         On December 5, 1995, Robert D. Ohmes loaned the Company $75,000, which the Company agreed to repay with interest accruing at approximately 12%. On June 1, 1996, Robert D. Ohmes exchanged the $75,000 of loans for 22,222 shares of Common Stock.

         In April and June 1996, the Company issued to certain executive officers Management Warrants to purchase an aggregate of 222,219 shares of Common Stock at a purchase price of $3.38 per share. At the request of Robert D. Ohmes, Management Warrants to purchase 55,555 shares issuable to him were issued to his sons, Robert F. Ohmes and Scott R. Ohmes.

         In May 1990, Eugene D. Story, Robert D. Ohmes and Donald F. Logan, Jr., a Senior Vice President of the Company, received 840, 793 and 466 shares respectively, of the Company's 6% Non-Cumulative Preferred Stock, par value $100 per share, as part of their compensation for services rendered to the Company. On June 1, 1996, Messrs. Story, Ohmes and Logan exchanged such shares of 6% Non-Cumulative Preferred Stock for 25,337, 23,151 and 13,703 shares, respectively, of Common Stock.

         During the period from 1987 through 1994, the Company made loans to Eugene D. Story, Robert D. Ohmes, Donald F. Logan, Jr. and Mark E. Story, the son of Eugene D. Story and then a Vice President and director of the Company. Interest accrued on such loans over the period at rates ranging from 6% to 10%. The loans were repaid in full immediately prior to the initial public offering in May 1997 through the return to the Company for cancellation of 27,085, 26,910, 14,627 and 9,145 shares of Common Stock by Eugene D. Story, Robert D. Ohmes, Donald F. Logan, Jr. and Mark E. Story, respectively.

         In March 1995, the Company obtained a $500,000 loan from CII, currently a principal stockholder of the Company, bearing interest at the rate of 10% per annum evidenced by a promissory note to CII (the "Senior Note"). In connection with this loan, the Company issued warrants to CII to purchase an aggregate of 259,888 shares of its Common Stock at an initial exercise price of $2.31 per share. In August 1996, the Company sold 7,500 shares of its Preferred Stock to CII in exchange for (i) CII's payment of $500,000 in cash, (ii) the cancellation of $236,924 of the $473,848 principal amount of indebtedness then outstanding under the Senior Note, and (iii) CII's relinquishment of one-half of its warrants, leaving CII with warrants to purchase 129,944 shares of Common Stock. Immediately prior to the consummation of the Company's initial public offering, the 7,500 shares of Preferred Stock held by CII were converted into an aggregate of 277,777 shares of Common Stock, which shares are subject to piggyback registration rights. In addition, upon the consummation of the initial public offering, the Company used proceeds from such offering to repay the balance of the Senior Note ($236,924 plus approximately $23,000 in accrued interest) and to redeem the remaining 129,944 warrants held by CII (approximately $95,000).

         In June 1996, Robert D. Ohmes acquired a $75,000 loan from a bank, the proceeds of which he, in turn, loaned to the Company. Subsequently, in November 1996, such loans were amended to reflect the Company as the bank's borrower and eliminated Mr. Ohmes as a lender.

         On October 29, 1996, Lyman C. Hamilton, Jr., a trust for the benefit of Donald F. Logan, Jr.'s mother, Christopher Story, and Tiffany Story, the niece of Eugene D. Story, loaned the Company $100,000, $50,000, $5,000 and $5,000, respectively. Each of these loans bore interest at 10% per annum and was paid by the Company out of the proceeds from its initial public offering.

         From September through December 1996, the Company borrowed $90,000 from Scott R. Ohmes, $29,000 from Eugene D. Story, $10,000 from Robert D. Ohmes, $15,000 from Mark E. Story and $22,000 from Donald F. Logan, Jr. All of such indebtedness bears interest at the rate of 9% per annum and matures on December 2, 1998. In addition, all of such indebtedness is subordinated to all other indebtedness of the Company except for an aggregate of $500,000 payable to Eugene D. Story and Robert D. Ohmes.

         In December 1996, the Company entered into a five-year marketing and distribution agreement (the "Sperry Agreement") with Sperry Marine, Inc. ("Sperry"), a principal stockholder of the Company. In connection with the Sperry Agreement, Sperry provided $500,000 in financing to the Company, which financing consisted of a 9% promissory note of the Company in the principal amount of $250,000, convertible into an aggregate of 100,000 shares of Common Stock (the "Sperry Convertible Note"), a 9% promissory note of the Company in the principal amount of $250,000 (the "Sperry Non-Convertible Note") and warrants to purchase 125,000 shares of Common Stock at an exercise price of $5.00 per share. Upon the consummation of the Company's initial public offering, the Convertible Note was converted into 100,000 shares of Common Stock and the Non-Convertible Note was paid out of the proceeds of the Company's initial public offering. In addition, Sperry purchased 200,000 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock at an exercise price of $5.50 per share in the Company's initial public offering.

         In connection with the Company's bridge financing in January 1997, Eugene D. Story and Robert D. Ohmes contributed 45,000 and 25,000 of their shares of Common Stock, respectively, to the Company's treasury immediately prior to the closing of such financing. Such 70,000 shares were then issued by the Company to the investors in such financing. Subsequently, 20,000 shares were returned to the Company's treasury by the investors.

                2. SALE OF $2 MILLION IN CONVERTIBLE SENIOR NOTES

         The Board of Directors has unanimously approved and recommended that the stockholders of the Company consider and approve the sale by the Company of up to $2 million aggregate principal amount of Senior Convertible Notes (the "Notes") in a financing transaction (the "Financing"). The Notes would bear interest at the rate of 10% per annum until such time as the Notes are paid in full or converted into Common Stock as described below. If not paid or converted earlier, the Notes would be due and payable on March 31, 2003. The Notes would be convertible into shares of the Company's Common Stock at the rate of $1.00 face value of the Notes for each share of Common Stock, subject to adjustment under certain circumstances.

         The Board of Directors believes that it is in the best interests of the Company and its stockholders to enter into the Financing. The Company has entered into a certain Bridge Note Purchase Agreement (the "Bridge Agreement") dated April 8, 1998 by and between the Company and Wechsler & Co., Inc. (the "Investor") pursuant to which the Investor has purchased from the Company a $700,000 principal amount Senior Convertible Note due September 30, 1998 (the "Bridge Note"). The Bridge
Note is convertible into shares of the Company's Common Stock at the rate of $1.00 face value of the Bridge Note for each share of Common Stock, subject to adjustment under certain circumstances. Subject to certain conditions, including the adoption of the Amended and Restated Certificate of Incorporation to be voted upon by the stockholders of the Company at the 1998 Annual Meeting, the Investor has agreed, together with one or more additional investors (collectively, the "Financing Investors"), to enter into a Senior Convertible Note Purchase Agreement (the "Financing Agreement") relating to the proposed Financing. The Financing Agreement provides for the exchange of the Bridge Note for Notes upon consummation of the Financing. The net proceeds from the Financing will be used for general corporate and working capital purposes. If the Financing is not approved by the stockholders of the Company, there can be no assurance that an alternative source of financing will be available to the Company on commercially reasonable terms, or at all. The failure to obtain such financing would have a material adverse affect on the Company's business, operating results and financial condition.

         The rules of the Nasdaq SmallCap Market ("Nasdaq"), which lists the Company's outstanding Common Stock, require stockholder approval of the issuance, other than in a public offering, of common stock or securities convertible into common stock if such common stock has or would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before such issuance. If all of the shares issuable upon conversion of the Notes were outstanding on May 11, 1998, such shares would represent approximately 31% of the voting power outstanding immediately prior to such issuance.

         The stockholders are being asked to approve the Financing in response to the Nasdaq requirements. Approval by a majority of the votes cast on this proposal in person or by proxy will be required to approve the Financing. Abstentions and broker non-votes will not be counted in determining whether a majority vote was obtained. If the required affirmative vote by the stockholders is not obtained, the Notes will not be sold and the Bridge Note will remain outstanding in accordance with its terms. Even if approved by the stockholders, the Financing will not be consummated in the event that the stockholders do not approve the adoption of the Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE FINANCING IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FINANCING.

DESCRIPTION OF THE NOTES

         The following description of the Notes and the Financing Agreement summarizes the material terms of the Financing and is qualified in its entirety by reference to the forms of the Notes and the Financing Agreement which are available from the Company upon request.

         General. Subject to certain conditions, including the approval of the Financing by the stockholders of the Company, the Company will issue the Notes to the Financing Investors upon payment therefor. The Notes will bear interest at the rate of 10% per annum. Interest on the unpaid principal balance of the Notes will be payable semi-annually commencing September 30, 1998 and on each March 31 and September 30 thereafter, provided that, for all interest payments through March 31, 2000, the Company, at its option, may elect to pay the interest under the Notes by adding to the principal amount of the Notes such interest which has not been paid in cash. The Notes are due and payable on March 31, 2003, subject to the right of the Company to prepay all or a portion of the principal amount of the Notes, together with accrued interest, upon thirty days' written notice to the holders of the Notes at any time following March 31, 2001. No prepayment may be permitted unless, at the time of such prepayment, there is registered with the Securities and Exchange Commission (the "Commission") for sale by the holders of the Notes, shares of the Company's Common Stock reflecting full conversion of the Notes. The holders shall be entitled to convert the Notes at any time prior to the specified prepayment date.

         Seniority. Payments of principal and interest in respect of the Notes are senior to and prior in right of payment to all other indebtedness for borrowed money of the Company, provided that they shall be pari passu with any borrowings by the Company from a recognized financial institution for working capital in a principal amount not to exceed $500,000, provided further that such borrowings may be secured by the assets of the Company on terms and conditions reasonably acceptable to the holders of the Notes.

         Conversion. The holder of any Note has the right, exercisable at any time after six months following the date of initial issuance thereof and prior to the receipt of payment in full of the principal and interest on such Note, to convert all or a portion of the principal amount of the Note and accrued interest thereon into shares of the Company's Common Stock at $1.00 per share, subject to adjustment as described below (the "Conversion Price"). No fractional shares will be issued upon conversion, but a cash payment will be made for any fractional interest based on the then market value of the Common Stock.

         The Conversion Price is subject to adjustment upon the occurrence of certain events, including (i) the issuance of additional shares of Common Stock (or any security convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such additional shares, or for no consideration, (ii) the subdivision, consolidation or reclassification of the outstanding shares of Common Stock, or (iii) the declaration of a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock.

         If the Company consolidates with or merges into another corporation or sells all or substantially all of the assets of the Company for a consideration consisting principally of securities, or if a person or group of related people purchase 50% or more of the outstanding Common Stock pursuant to a tender offer or otherwise, the holder of each Note will be entitled to receive, upon the conversion of such Note, the securities or property to which a holder of the number of shares of Common Stock then issuable upon the conversion of such Note would have been entitled upon the consummation of such transaction.

         Voting Rights. Subject to the approval of the adoption of the Amended and Restated Certificate of Incorporation by the stockholders of the Company, as long as any of the principal amount or accrued interest on the Notes are outstanding, the holders of the Notes shall be entitled to vote on all matters voted on by holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. A holder of a Note will be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which a Note is convertible on the record date for such vote.

         Registration. Pursuant to the terms of Financing Agreement, the Company will agree (i) to file no later than August 1, 1998 a shelf registration statement with the Commission with respect to the resale of the shares of Common Stock issuable upon conversion of the Notes, (ii) to use its best efforts to cause such registration statement to become effective no later than 180 days after the closing date of the Financing, and (iii) to maintain such registration statement in effect for so long as the Financing Investors own any of the Notes or any shares of Common Stock which they receive upon conversion of the Notes.

POSSIBLE DILUTIVE EFFECT

         Conversion of the Notes into shares of Common Stock would result in an increase in the number of shares of Common Stock outstanding. An issuance of Common Stock at a price below the book value per share (for example, if the Conversion Price of the Notes was below the book value per share at the time of conversion) would have a dilutive effect on the book value of outstanding shares of Common Stock. Such issuances may also have a dilutive effect on earnings per share. The initial Conversion Price of the Notes is $1.00 per share. The book value of the Common Stock as of March 31, 1998 was $0.44 per share and the closing market price of the Common Stock on May 11, 1998 was $1.00 per share.

        3. ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved and recommended that the stockholders of the Company consider and approve a resolution authorizing the Company to amend and restate the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"). The amendments contained in the Certificate as amended and restated (the "Amended and Restated Certificate") would: (1) increase the number of authorized shares of Common Stock from 9,000,000 shares to 25,000,000 shares (the "Common Stock Amendment"); (2) create and authorize the issuance of Series A Preferred Stock with terms as described below (the "Preferred Stock Amendment"); and (3) empower the Board of Directors to confer the rights of stockholders upon the holders of any bonds, notes, debentures or other obligations of the Company (the "Debt Amendment," and, together with the Common Stock Amendment and the Preferred Stock Amendment, the "Amendments"). The affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date is required to approve and adopt the Amendment. Accordingly, abstentions and broker non-votes with respect to the Amendment will have the effect of votes against the Amendment.

         The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend and restate the Certificate to give effect to the proposed Amendments. The Company has covenanted pursuant to the Bridge Financing Agreement to use its best efforts to take all necessary or helpful actions to secure a vote of the stockholders in favor of the Amendments. Moreover, the Investor will have no obligation to consummate the Financing if the Amendments are not adopted by the Company's stockholders, and there can be no assurance that alternative sources of financing will be available to the Company on commercially reasonable terms, or at all. If the Amended and Restated Certificate is approved by the stockholders at the 1998 Annual Meeting, the Amended and Restated Certificate will promptly be filed with the Secretary of the State of Delaware, and will become effective immediately upon the filing thereof. It is expected that such filing would take place immediately following the 1998 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE.

         The following constitutes a brief discussion of the material changes to the Company's Certificate that would be effected by the adoption of the Amended and Restated Certificate by the stockholders and is qualified in its entirety by reference to the Amended and Restated Certificate, the full text of which is attached hereto as Appendix A and is incorporated herein by reference. All stockholders of the Company are urged to read Appendix A in its entirety.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The Amended and Restated Certificate provides for an increase in the number of authorized shares of Common Stock from 9,000,000 shares to 25,000,000 shares. If the Amended and Restated Certificate is adopted by the stockholders, the additional authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be sought unless such vote is required for a particular issuance by law or the rules of any national securities exchange on which the Common Stock may then be listed or Nasdaq, as the case may be. The proposed increase in the number of authorized shares of Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized but unissued shares is available for certain potential offerings, including the Financing, acquisitions and financings and for general corporate needs. The Board of Directors considers the proposed increase in the number of authorized shares desirable because it will enable the Company to pursue opportunities which the Board of Directors believes provide the Company with the potential for growth and profit. It will give the Board of Directors the necessary flexibility to issue shares of Common Stock in connection with stock dividends and stock splits, acquisitions, financings, stock options and employee benefits, and for other general corporate purposes without the expense and delay incident to obtaining stockholder approval at the time of any such action. Stockholders do not have preemptive rights to purchase additional shares of Common Stock.

         On the Record Date, there were 4,421,120 shares of Common Stock issued and outstanding, approximately 2,230,605 shares of Common Stock were reserved for issuance upon exercise of outstanding options and warrants and approximately 700,000 shares of Common Stock were reserved for issuance upon conversion of the Bridge Note. In addition, if the Company completes the Financing, the Company will reserve an additional 1,300,000 shares of Common Stock for issuance upon conversion of the Notes.

Possible Anti-takeover Effect

         Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. The issuance of additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of the Company. The Board of Directors and management have no knowledge of any current efforts to obtain control of the Company, and the Common Stock Amendment is not being proposed in response to any known takeover attempt.

SERIES A PREFERRED STOCK

         The Amended and Restated Certificate would authorize the issuance of up to 651 shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") with such powers, preferences, rights, qualifications, limitations and restrictions as set forth therein and described below. In connection with the Financing, and as a condition precedent thereto, the Company and certain members of Management (the "Management Debtholders") have agreed that upon adoption of the Amended and Restated Certificate, the Management Debtholders will exchange an aggregate of $651,000 in principal amount and accrued interest of the Company's Subordinated Notes (the "Management Debt") for shares of Series A Preferred Stock. The Bridge Financing Agreement provides that the Management Debt shall be exchanged for shares of Series A Preferred Stock on the basis of $1,000 in principal amount and accrued interest for each $1,000 in liquidation preference of the Series A Preferred Stock. Pursuant to the Bridge Financing Agreement, such exchange shall occur no later than five business days after approval of the Amended and Restated Certificate by the stockholders. The following description of the Series A Preferred Stock is qualified in its entirety by reference to Appendix A.

Number; Priority

         The number of shares initially constituting the Series A Preferred Stock shall be 651, which may be decreased by the Board of Directors without further vote of the stockholders, provided that the number of shares may not be decreased below the number of then outstanding shares of Series A Preferred Stock. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the Company's Common Stock.

Dividends and Distributions

         The holders of shares of Series A Preferred Stock (the "Series A Holders") are entitled to receive, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company ranking junior to the Series A Preferred Stock (together with the Common Stock, "Junior Stock"), cumulative cash dividends at an annual rate of 10% from and after the date the shares of Series A Preferred Stock are issued. Dividends will be computed on the basis of $1,000 per share, and shall accrue and be payable quarterly, in arrears, on the last business day of March, June, September and December in each year. Notwithstanding the foregoing, dividends shall be paid only to the extent otherwise permissible under the Amended and Restated Certificate and to the extent that the Company has sufficient surplus or net profits available therefor in accordance with the Delaware General Corporation Law (the "DGCL"). In the event that dividends remain unpaid, such accrued dividends shall bear interest at an annual rate of 10%. The Series A Holders are not entitled to receive any dividends or other distributions other than those described herein.

Voting Rights

         The Series A Holders shall have the voting rights provided to such holders under the DGCL. Pursuant to the DGCL, the Series A Holders will be entitled to vote with respect to changes in the powers, preferences or rights of the Series A Preferred Stock that would affect the Series A Holders adversely.

Restrictions on Actions of the Company

         If and so long as there is any arrearage in the payment of dividends to the Series A Holders, the Company may not declare or pay any dividend or other distributions on Junior Stock, other than dividends or distributions payable in shares of Junior Stock. Additionally, at such time as the Company has a class of stock ranking on parity with the Series A Preferred Stock ("Parity Stock"), the Company may not declare or pay any dividends or other distributions on such Parity Stock other than dividends or distributions payable in shares of Junior Stock or dividends or distributions paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled. In any event, the Company may not declare, and the holders of shares of Junior Stock and Parity Stock shall not be entitled to, dividends of any kind prior to the later of (i) six years after issuance of the Series A Preferred Stock and (ii) twelve months after all principal and interest on the Notes have been paid in full.

         Additionally, if and so long as there is any arrearage in the payment of dividends to the Series A Holders, the Company may not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock. Notwithstanding the foregoing, the Company may (i) redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock; (ii) accept shares of Parity Stock or Junior Stock for conversion; and (iii) redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by the Company to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock, if any such requirement exists, and shares of such Parity Stock. Additionally, the Company may, notwithstanding any arrearage in the payments of dividends to the Series A Holders, redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock.

Conversion Rights

         Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time after the later of (i) six years after issuance of the Series A Preferred Stock and (ii) twelve months after all principal and interest on the Notes have been paid in full, into such number of shares of Common Stock as calculated by dividing $1,000 by the greater of (a) the average Current Market Price (as defined in the Amended and Restated Certificate) of the Common Stock for the ten Trading Days (as defined in the Amended and Restated Certificate) preceding the date of conversion or (b) $1.00. Such conversion rate is to be adjusted in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, subdivision, combination or reclassification of shares of the Company's Common Stock as necessary to preserve substantially the same rights as the Series A Holders had immediately prior to the occurrence of such event. In the event of a merger of the Company into another company in which the Company is not the surviving company, the Series A Holders shall have the same rights as if they had converted their Series A Shares immediately prior to such event.

Liquidation or Dissolution

         In the event of a voluntary or involuntary liquidation or dissolution of the Company, to the extent assets remain after payment to creditors in full and before any distribution to holders of Junior Stock, the Series A Holders will be entitled to receive a liquidation preference of $1,000 per share of Series A Preferred Stock, plus an amount equal to all accrued but unpaid dividends, plus any interest accrued thereon. The holders of Parity Stock will not receive any distribution upon liquidation or dissolution unless the Series A Holders have received distributions made ratably to the Series A Holders and the holders of Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation or dissolution.

DEBTHOLDER RIGHTS

         The Amended and Restated Certificate would empower the Board of Directors, without the necessity of further action or authorization of the Company's stockholders (unless required by the DGCL) or the rules and regulations of any securities exchange or quotation system on which the Company's securities are then traded or listed for quotation, respectively), to confer upon the holders of any bonds, notes, debentures or other obligations of the Company issued or to be issued (collectively, "Debtholders"), any of the rights of a stockholder under the DGCL, by resolution of the Board of Directors of the Company, as the Board of Directors determines to be advisable and in the best interests of the Company. Such rights would include the right to vote in respect of corporate affairs and the management of the Company.

         The Bridge Note provides that upon approval of the Company's stockholders of the Debt Amendment, the Investor shall be entitled to vote on all matters voted on by holders of the Company's Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the Company's stockholders, and shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which the Bridge Note is convertible on the record date. Upon issuance in the Financing, the Notes would provide substantially the same voting rights.

         In order for the Company to fulfill its obligations to the Investor, the Company is only obligated to provide the Investor and the Financing Investors with the specific voting rights described above. Such obligations do not require the Company to grant to its Board of Directors the power to grant any other holders of the Company's indebtedness any or all of the rights of stockholders. However, the Board of Directors believes that its ability to grant Debtholders with any or all of the rights of Stockholders would increase the Company's financial flexibility in obtaining additional sources of capital. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than currently exists. The adoption of the Debt Amendment would enable the Board of Directors, by resolution duly adopted, to confer upon the holders of the Company's debt instruments all of the rights of a stockholder of the Company, as determined by the Board of Directors from time to time without further stockholder approval, for any proper corporate purpose. Such purpose could include, without limitation, issuance in sales for cash as a means of obtaining capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Company has no present intention of pursuing any of these avenues. Moreover, other than the voting powers being granted to the Investor and the Financing Investors, the Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the granting to any Debtholder of any of the rights of stockholders of the Company. As such, the Board of Directors believes that the adoption of the Debtholder Amendment is in the best interests of the Company.

         If the Amended and Restated Certificate is adopted, the provisions of the Debt Amendment could adversely affect the rights of the holders of the Common Stock and the holders of any other equity securities of the Company which the Company may issue in the future. Other than the effects of the voting rights that would be conferred upon the Investor and the Financing Investors, if the Debt Amendment takes effect, it is not possible to state the precise future effects of this provision upon the rights of the holders of the Company's Common Stock, or upon any holders of any other equity security of the Company which may be issued in the future, until the Board of Directors confers any other such rights upon the Debtholders. If the proposed Debt Amendment takes effect, the immediate effect of the voting rights conferred upon the Investor would be the dilution of the voting power of the Common Stock holders caused by the Investor's voting rights. If the Financing is consummated, the voting rights of the Financing Investors would further dilute the voting power of the Common Stock holders. The future effects on the holders of the Company's Common Stock in the event the Board of Directors confers rights of stockholders to any other holders of the Company's debt instruments could include further dilution of the voting power of the Common Stock.

       4. APPROVAL OF PROPOSED AMENDMENT TO 1996 KEY EMPLOYEES' STOCK PLAN

         The Board of Directors has unanimously adopted and recommended that the stockholders consider and approve an amendment to the Company's 1996 Key Employees' Stock Plan, as amended (the "1996 Plan"), to increase the number of shares of Common Stock reserved for issuance under the 1996 Plan to 450,000 shares (the "Plan Amendment").

         As of the Record Date, and without giving effect to this proposed increase in shares, a total of 225,040 shares have been reserved for issuance under the 1996 Plan and a total of 49,654 shares were available for future grant under the 1996 Plan. Approval by a majority of the votes cast on this proposal in person or by proxy will be required to approve the proposed amendment to the 1996 Plan. Abstentions and broker non-votes will not be counted in determining whether a majority vote was obtained.

         The Board of Directors believes that the ability to attract, retain and reward outstanding individuals as employees, directors and consultants is critical to the long-term growth and profitability of the Company. The Plan Amendment will further the 1996 Plan's design to provide incentives to certain of those persons who contribute, and are expected to contribute, to the success of the Company or its subsidiaries. The 1996 Plan, as proposed to be amended, will provide a means of rewarding outstanding performance and will also promote the achievement of long-term corporate goals by giving those persons a greater proprietary interest in the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE PLAN AMENDMENT IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN AMENDMENT.

         The following constitutes a summary of the material features of the 1996 Plan.

NATURE AND PURPOSE

         The stated purpose of the 1996 Plan is to secure for the Company and any subsidiaries of the Company the benefits arising from capital stock ownership by those key employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success.

         The 1996 Plan is designed to meet these objectives by granting stock incentive awards to those persons whose performance or potential contribution will benefit the Company. The 1996 Plan empowers the Company to grant to key employees (including officers), directors and consultants of the Company and its subsidiaries incentive and non-qualified stock options ("Options"), stock appreciation rights ("SARs") and restricted stock awards ("Awards"). The 1996 Plan also empowers the Company to grant to eligible individuals any combination of any or all of these Options, SARs and Awards, subject to certain limitations.

         Persons to whom grants of Options, SARs and Awards are made are sometimes referred to as "participants." References to "incentive stock options" are to incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

DURATION

         The 1996 Plan will terminate upon the earlier of (i) March 22, 2006 or
(ii) the date on which all shares available for issuance under the 1996 Plan shall have been issued pursuant to Awards and the exercise or cancellation of Options and SARs granted thereunder. Options, SARs and Awards outstanding on the termination date of the 1996 Plan will continue to have full force and effect in accordance with the provisions of the instruments evidencing the Options, SARs and Awards. Pursuant to the 1996 Plan, the Board of Directors may modify or amend the 1996 Plan from time to time or at any time without stockholder approval. Any such modification or amendment of the 1996 Plan will not impair the rights of any person with respect to any Option, SAR or Award previously granted.

ADMINISTRATION

         The 1996 Plan may be administered by the Board of Directors of the Company, or a Compensation Committee or other committee appointed by the Board of Directors and consisting of at least two directors, whose construction and interpretation of the terms and provisions of the 1996 Plan are final and conclusive. The Board of Directors has delegated many of its powers under the 1996 Plan to the Company's Compensation Committee. Members of the Compensation Committee serve at the discretion of the Board of Directors, and must be "non-employee directors" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee may recommend to the Board of Directors the grant of Options and SARs, issue shares upon exercise of such Options and SAR, and may recommend to the Board of Directors the grant of Awards, all as provided in the 1996 Plan. The Compensation Committee has the authority, subject to the express provisions of the 1996 Plan, to construe the 1996 Plan and its related agreements, to prescribe, amend and rescind the rules and regulations relating to the 1996 Plan, to determine the terms and provisions of the respective Option, SAR and Award agreements, which need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the 1996 Plan.

SHARES SUBJECT TO THE 1996 PLAN

         The stock to be offered under the 1996 Plan consists of shares of the Company's Common Stock. The last sale price for the Company's Common Stock as reported by Nasdaq on May 11, 1998 was $1.00 per share. The maximum number of shares of Common Stock which will be reserved for issuance, and in respect of which Options, SARs and Awards may be granted pursuant to the provisions of the 1996 Plan as proposed to be amended shall not exceed 450,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The shares may be either authorized and unissued shares, treasury shares or shares purchased on the open market. If the Company reacquires unvested shares issued pursuant to Awards under the 1996 Plan, or if an Option or SAR expires or terminates without having been exercised in full, the reacquired or unexercised shares will be available for subsequent grant under the 1996 Plan. Shares of Common Stock issued pursuant to the 1996 Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Compensation Committee.

ELIGIBILITY

         All key employees (including officers) of the Company are eligible to receive incentive stock options pursuant to the 1996 Plan. All key employees (including officers), directors and consultants of the Company are eligible to receive non-qualified options, SARs and Awards. As of May 11, 1998, approximately 17 persons were eligible to participate in the 1996 Plan.

         The selection of participants in, and the nature and size of grants under, the 1996 Plan are within the discretion of the Compensation Committee, subject to approval by the Board of Directors. The Board of Director's designation of a participant in any year does not require the Board of Directors to designate such person to receive a grant in any other year. The table below shows the number of Options granted under the 1996 Plans to such persons or groups listed in such table during 1997.

                                                                             NUMBERS OF OPTIONS GRANTED
                             NAME AND POSITION                                       IN 1997(1)
                             -----------------                               --------------------------
Eugene D. Story, Chairman of the Board
     (Former President and Chief Executive Officer)...............                          -

Michael P. Barney, President and Chief Executive Officer..........                     25,000

Robert D. Ohmes, Executive Vice President, Chief Financial
     Officer and Secretary........................................                          -

                                                                             NUMBERS OF OPTIONS GRANTED
                             NAME AND POSITION                                       IN 1997(1)
                             -----------------                               --------------------------
Arie Slot, Vice President-Sales...................................                     15,000

All current executive officers as a group.........................                     83,111

All current directors who are not executive officers
as a group........................................................                     20,000

All current employees, including all current officers
who are not executive officers, as a group........................                     37,275

------------------

(1) All such options were non-qualified options and vest 25% per year on each of the first four anniversary dates of the grant date. They were granted at exercise prices ranging from $1.00 to $3.50, the fair market value of the Company's Common Stock on the dates of grant. All such options expire ten years from the respective dates of the grant.

OPTIONS AND SARS

Options

         Options granted under the 1996 Plan may be in the form of incentive stock options or non-qualified stock options. Options may be granted under the 1996 Plan on such terms and conditions not inconsistent with the provisions of the 1996 Plan and in such form as the Board of Directors may from time to time approve.

         The Option exercise price per share of Common Stock purchasable under an Option granted under the 1996 Plan shall be determined by the Board of Directors at the time of grant. The exercise price of an incentive stock option, however, shall not be less than the fair market value of Common Stock on the date of grant or, in the case of an incentive stock option to be granted to a participant owning stock having more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per share shall be not less than 110% of the fair market value of such stock on the date of grant. The exercise price of a non-qualified stock option shall not be less than 50% of the fair market value of Common Stock on the date of grant.

         The term of each Option granted under the 1996 Plan shall be fixed by the Board of Directors; however, the term of any Option may not exceed ten years from the date of grant, except that the term of any incentive stock option granted to a participant owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not exceed five years.

         An Option granted under the 1996 Plan shall be exercisable at such time or times and subject to such conditions as shall be determined by the Board of Directors at the date of grant and as set forth in the instrument evidencing the Option. With respect to incentive stock options, the aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which such incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other limit as may be established under Section 422 of the Code.

         An Option granted under the 1996 Plan may be exercised as provided in the instrument evidencing the option; however, no partial exercise of the Option may be for less than ten shares. Payment of the exercise price may be made with cash, with shares of Common Stock or with a combination of cash and stock. The Compensation Committee may also permit participants to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Compensation Committee, and to use the proceeds from such sale as payment of the purchase price. The Compensation Committee may, in its discretion, accelerate the date of exercise of any installments of any Options, provided that no acceleration will be made that would violate the annual vesting limitation contained in Section 422(d) of the Code with respect to incentive stock options.

         No shares of Common Stock will be issued under the 1996 Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws or any applicable listing requirements of any national securities exchange on which the Common Stock is then listed. Any participant in the 1996 Plan may be required to represent and agree in writing that the stock acquired by the participant is being acquired for investment.

Stock Appreciation Rights

         Under the 1996 Plan, an SAR may be granted in tandem with, in addition to, or independent of any other grant. An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price of such share, multiplied by the number of shares as to which the SARs shall have been exercised. The Company will pay such amount to the holder in cash or in shares of Common Stock or a combination thereof, as the Compensation Committee may determine.

         An SAR may be exercised by a participant in accordance with procedures established by the Compensation Committee. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates.

Employment

         An Option or SAR shall terminate if the participant ceases to be employed by the Company or a subsidiary for any reason other than death, except that the participant may (except as otherwise provided in the instrument evidencing the Option or SAR) exercise within the three-month period following termination of employment any unexpired portion of an Option or SAR that was otherwise exercisable on the date of termination of employment. Except as otherwise provided in the instrument evidencing the Option or SAR, if a participant dies while an employee of the Company or a subsidiary, any Option or SAR granted to such participant may be exercised by the participant's personal representatives or heirs within six months of the participant's death to the extent that the participant could have exercised the Option or SAR on the date of his or her death.

Transferability

         No Option or SAR granted under the 1996 Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution or, with respect to non-qualified stock options and SARs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder, or unless the participant's agreement granting such non-qualified stock option or SAR provides otherwise.

AWARDS

         The Board of Directors may grant a participant an Award of shares of Common Stock, on such terms and conditions and subject to such restrictions as the Board of Directors may determine. Such restrictions may include restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the participant forfeit all or a portion of such shares to the Company upon termination of employment. Each participant receiving an Award may be required to enter into a stock restriction agreement with the Company agreeing to such restrictions. Shares issued pursuant to an Award are held by the participant as holder of record for all purposes, including voting and receipt of dividends.

Transferability

         Shares of Common Stock issued pursuant to an Award may not be sold, assigned, transferred or otherwise disposed of, except, subject to the terms of any stock restriction agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder, or may not be pledged or hypothecated as collateral for a loan, prior to the lapse of restrictions on such shares. Any attempt by the participant to dispose of or encumber the shares issued pursuant to an Award prior to the lapse of restrictions on such shares will cause the participant's interest in such shares to terminate.

Employment

         Except as otherwise provided in any stock restriction agreement, if prior to the lapse of the restrictions on the stock the participant ceases to be an employee of the Company or a subsidiary for any reason, all such shares which remain subject to restrictions shall be forfeited to the Company.

CHANGE IN CONTROL

         The 1996 Plan provides that if (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) the property or stock of the Company is acquired by any other corporation, or (iii) the Company is reorganized or liquidated, then the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, will, as to outstanding Options, SARs and Awards, (1) make appropriate provision for the protection of any such outstanding Options, SARs and Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable or exercisable in respect of the shares of Common Stock, (2) upon written notice to the participants, provide that all unexercised Options and SARs must be exercised within a specified number of days of the date of such notice or such Options and SARs will be terminated, or (3) upon written notice to the participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Options, SARs and Awards held by each participant and unexercised as of that date for an amount and in the form determined pursuant to the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Based on current provisions of the Code, and the existing regulations thereunder, certain anticipated federal income tax consequences with respect to the several types of grants are described below.

Grant of Options and SARs

         A participant will not recognize any taxable income at the time an Option or SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

Incentive Stock Options

         No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and the Company will usually be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

Non-Qualified Stock Options

         Taxable ordinary income will be recognized by the participant at the time of exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the participant will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

Stock Appreciation Rights

         Upon the exercise of an SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock received, and the Company will usually be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Common Stock received will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Awards

         Unless a participant makes the election described below, a participant receiving a restricted Award will not recognize income, and the Company will not be allowed a deduction, at the time of grant of such Award, assuming no portion of the Award is vested at the time of grant. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received, and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the fair market value of the shares on the date the restrictions are removed or lapse in excess of the amount, if any, paid by the participant will be ordinary income to the participant in the year in which such restrictions are removed or lapse, and such amount will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss recognized by the participant shall be equal to the difference between the amount realized on such disposition and the fair market value of the shares on the date the restrictions were removed or lapsed. Such amount will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. If the restrictions do not lapse and the shares are forfeited by the participant and thus returned to the Company, there will be no federal income tax consequences to either the participant or the Company. If permitted by the Compensation Committee, by properly filing an election pursuant to Section 83(b) of the Code with the Internal Revenue Service within 30 days after the date of grant (assuming that the date of grant is the date the participant acquires a beneficial interest in the Award), a participant's ordinary income and commencement of the holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the fair market value of the shares as of the date of grant. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

Special Rules

         To the extent a participant pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock owned by the participant, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. To preserve the Company's deductions with respect to the non-qualified options and SARs, the Board of Directors may be required to set the exercise or grant price for such non-qualified options and SARs at the fair market value of a share of Common Stock on the date of grant.

Withholding Taxes

         Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of Awards, withholding taxes must be paid by the participant when ordinary income to the participant is recognized for tax purposes.

General

         Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

         5. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998 and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the votes cast on this proposal in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of BDO Seidman, LLP as independent certified public accountants. BDO Seidman, LLP served as the Company's independent certified public accountants for the fiscal year ended December 31, 1997 and has reported on the Company's consolidated financial statements for such year. Representatives of BDO Seidman, LLP are expected to be present at the 1998 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         While stockholder ratification is not required for the selection of BDO Seidman, LLP since the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the 1998 Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the 1998 Annual Meeting. If, however, any other business should properly come before the 1998 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                           COST OF SOLICITING PROXIES

         The cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or regular employees of the Company, none of whom will be specially compensated for such activities.

                         STOCKHOLDERS PROPOSALS FOR 1999

         Any proposal intended to be presented by a stockholder at the Company's 1999 Annual Meeting of Stockholders must be presented to the Company no later than the close of business on February 15, 1999. Proposals should be addressed to Robert D. Ohmes, Marine Management Systems, Inc., 470 West Avenue Stamford, Connecticut 06902.

                                    By order of the Board of Directors,

                                    Robert D. Ohmes
                                    Secretary

Stamford, CT
June 15, 1998

                                                                      APPENDIX A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MARINE MANAGEMENT SYSTEMS, INC.

         Marine Management Systems, Inc., a corporation incorporated under the General Corporation Law of the State of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on December 4, 1995, in order to give effect to all amendments and to restate all of the provisions now in effect that are not amended, so that the same shall read, in its entirety, as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is Marine Management Systems, Inc.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is twenty-five million six hundred fifty-one (25,000,651), consisting of (a) twenty-five million (25,000,000) shares of Common Stock with a par value of $.002 per share (the "Common Stock") and (b) six hundred fifty-one shares of Series A Cumulative Convertible Preferred Stock with a par value of $.002 per share (the "Series A Preferred Stock"). The number of the authorized shares of Series A Preferred Stock may be decreased, but not increased (but not below the number of shares then outstanding) by the Board of Directors without a vote of the stockholders.

         A. COMMON STOCK

                  1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

                  2. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock and the holders of Preferred Stock shall be entitled to receive the remaining funds to be distributed on the basis of the number of shares of Common Stock held by each of them and the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

                  3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, provided, however, no such dividends may be declared or paid if dividends are not simultaneously declared or paid, respectively, on the Preferred Stock.

         B. SERIES A PREFERRED STOCK

                  The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock are as follows:

                  1. Liquidation Rights. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the Common Stock.

                  2. Dividends and Distributions.

                        (a) The holders of shares of Series A Preferred Stock,
                  in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, and the Board of Directors shall declare, to the extent that (i) the Certificate of Incorporation of the Corporation shall permit and that (ii) sufficient surplus or net profits of the Corporation are available therefor in accordance with Section 170 of the Delaware General Corporation Law, cumulative cash dividends at an annual rate of 10% from and after the Issue Date as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be computed on the basis of $1,000 per share, and shall accrue and be payable quarterly, in arrears, on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on ______________, 1998.

                        (b) Dividends payable pursuant to paragraph (a) of this
                  Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall bear interest at an annual rate of 10%. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

                        (c) The holders of shares of Series A Preferred Stock
                  shall not be entitled to receive any dividends or other distributions except as provided herein.

                  3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the voting rights provided to such holders under the General Corporation Law of the State of Delaware.

                  4. Certain Restrictions.

                        (a) Subject to paragraph (c) of this Section 4, whenever
                  quarterly dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable on the outstanding shares of Series A Preferred Stock, whether or not declared, shall have been paid in full, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.

                        (b) Whenever quarterly dividends payable on shares of
                  Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that the Corporation may at any time (1) redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock,
                  (2) accept shares of any Parity Stock or Junior Stock for conversion and (3) redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock, if any such requirement exists, and shares of such Parity Stock; or
                  (B) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock.

                        (c) Notwithstanding anything to the contrary contained
                  in this Section 4, the Corporation shall not declare, and the holders of shares of Junior Stock and Parity Stock shall not be entitled to, dividends of any kind prior to the Eligibility Date.

                        (d) The Corporation shall not permit any Subsidiary of
                  the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

                  5. Conversion.

                        (a) Each outstanding share of the Series A Preferred
                  Stock is, at the option of the holder at any time after the Eligibility Date, convertible into that number of fully paid and nonassessable shares of the Corporation's Common Stock as determined by dividing (i) the Liquidation Preference of the shares of Series A Preferred Stock to be converted by (ii) the Conversion Price. No fractional Conversion Shares will be issued as a result of conversion, but in lieu thereof such fractional interest will be rounded off to the nearest whole share of Common Stock.

                        (b) In the event of a stock dividend, recapitalization,
                  reorganization, merger, consolidation, subdivision, combination or reclassification of shares of the Corporation's Common Stock, or any other change in the corporate structure or shares of the Corporation's Common Stock, prior to the conversion of the Series A Preferred Stock, the Corporation shall make such adjustment as is necessary to give the holder of the Series A Preferred Stock substantially the same rights as the holder of the Series A Preferred Stock had immediately prior to the occurrence of such event. In the event of any consolidation of the Corporation with, or merger of the Corporation into, another corporation where the Corporation is not the successor entity, or in the case of the sale or conveyance to another corporation of the property of the Corporation, then the holder of the Series A Preferred Stock shall thereafter, upon conversion of the Series A Preferred Stock in accordance with the terms hereof, prior to the record date for such consolidation, merger, sale or conveyance, have the right to purchase and receive the kind and number of shares of stock and other securities or properties receivable upon such consolidation, merger, sale or conveyance, that would have been issued to the holder of the Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to such event.

                        (c) The right of the holders of the Series A Preferred
                  Stock to convert their shares shall be exercised by transmitting to the Corporation or its agent, a notice of such conversion together with certificates representing shares of the Series A Preferred Stock to be converted, duly endorsed in blank. If the shares issuable upon conversion are to be issued in a name other than the name in which the shares of Series A Preferred Stock to be converted are then registered, such notice and the certificates representing shares of the Series A Preferred Stock to be converted shall be accompanied by such evidence of payment transfer taxes and such proper instruments of transfer as may be reasonably requested by the Corporation. The Corporation shall promptly after receipt of the foregoing issue to the holder of the Series A Preferred Stock the appropriate number of shares of the Corporation's Common Stock.

                        (d) The Corporation shall reserve and keep available out
                  of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series A Preferred Stock.

                        (e) The Corporation shall pay all documentary stamp or
                  similar issue or transfer taxes payable with respect to the issue or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock pursuant hereto, provided that such shares of Common Stock are issued in the name of the then registered holder of the Series A Preferred Stock to be converted.

                  6. Reacquired Shares. Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

                  7. Liquidation, Dissolution or Winding Up.

                        (a) If the Corporation shall commence a voluntary case
                  under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 150 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference with respect to each share, or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series A Preferred Stock, subject to
                  Section 8 shall have received distributions made ratably to the holders of the Series A Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

                        (b) Neither the consolidation, merger or other business
                  combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

                  8. Remedies. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Incorporation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  9. Definitions. For the purposes of this Article Fourth, Section B, the following terms shall have the meanings indicated:

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Conversion Price" shall be equal to the greater of (i) the average Current Market Price of the Common Stock for the ten (10) Trading Days preceding the Conversion Date or (ii) $1.00.

                  "Current Market Price," when used with references to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock on such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                  "Eligibility Date" shall mean any date after the sixth (6th) anniversary of the Issue Date; provided, however, that in no event shall such date occur prior to twelve (12) months after all amounts of principal and interest outstanding under the Senior Notes have been indefeasibly paid in full.

                  "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued:

                  "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

                  "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean $1,000 per share, plus an amount equal to all accrued but unpaid dividends (plus any interest accrued thereon).

                  "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

                  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Redemption Price" shall mean the product obtained by multiplying (i) the Liquidation Preference by (ii) the number of shares of Series A Preferred Stock to be redeemed pursuant to Section 6 hereof.

                  "Senior Notes" shall mean the Senior Five-Year Convertible Notes, in the original aggregate principal amount of $2,000,000, issued by the Corporation on ___________, 1998.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

         FIFTH: The name and the mailing address of the incorporator are as follows:

         Name                       Mailing Address
         ----                       ---------------
         Brian O'Connor             One Atlantic Street
                                    Stamford, CT  06901

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of creditors, and/or of the stockholders or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                  3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  4. Pursuant to Section 221 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation may, by resolution duly adopted, grant to the holders of any bonds, debentures or other obligations issued or to be issued by the Corporation any rights that the stockholders of the Corporation have or may have by reason of the General Corporation Law of the State of Delaware or this Certificate of incorporation, including, but not limited to, the power to vote in respect to the corporate affairs and management of the Corporation, to the extent and in the manner as declared by the Board of Directors of the Corporation in the resolution approving such rights.

         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

         TWELFTH: This amended and restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended and the undersigned hereby certifies that the amendments contained herein have been duly adopted by a majority of the stockholders of the Corporation and the unanimous vote of the Board of Directors of the Corporation, and written notice has been given as provided in Section 228 of the General Corporation Law of Delaware, as amended.

         Signed under the penalties of perjury this ______ day of __________, 1998.

                                             ---------------------------

                                   DETACH HERE

                         MARINE MANAGEMENT SYSTEMS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 1998
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

         The undersigned, revoking all proxies, hereby appoint(s) Michael P. Barney and Robert D. Ohmes, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Marine Management Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 470 West Avenue, Stamford, Connecticut 06902, on July 7, 1998 at 11:00 a.m., local time, and at any adjournment thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

                                                              ------------------
                                                                  SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                           SIDE
                                                              ------------------

                                  PROPOSALS 2-5

                  CERTAIN CAPITALIZED TERMS USED IN THIS PROXY
                 ARE DEFINED IN THE ACCOMPANYING PROXY STATEMENT

2. To approve the sale by the Company of $2 million in senior convertible notes convertible into 2,000,000 shares of the Company's Common Stock;

3. To approve the adoption of an Amended and Restated Certificate of Incorporation;

4. To approve an amendment to the Company's 1996 Key Employees' Stock Plan to increase the number of shares issuable under the plan to 450,000 shares; and

5. To ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

                                   DETACH HERE

--------
   X     Please
         mark votes
         as in
         this
         example
--------

         The Board of Directors unanimously recommends a vote FOR Proposals 2, 3, 4 and 5.

         1. To elect directors.

         Nominees: Eugene D. Story, Michael P. Barney, Robert D. Ohmes,
                  Lyman C. Hamilton, Jr., Donald R. Yearwood and Alan K. Greene

                                    FOR      WITHHELD

                                    / /         / /


/ /
         For all nominees except as noted above

                           FOR               AGAINST            ABSTAIN

         Proposal 2.       / /                 / /                 / /

         Proposal 3.       / /                 / /                 / /

         Proposal 4.       / /                 / /                 / /

         Proposal 5.       / /                 / /                 / /

                   SEE ABOVE FOR EXPLANATION OF PROPOSALS 2-5

                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.

Signature: __________________ Date_____   Signature:__________________ Date_____